UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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POLYMEDICA CORPORATION

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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September 18, 2007

Re:	Notice of Effective Date of Merger
     Reference is made to the Indenture, dated September 19, 2006 (the “Indenture”) between PolyMedica Corporation, a Massachusetts corporation (the “Company”), and LaSalle Bank National Association, as trustee under the Indenture, governing the Company’s 1.00% Convertible Subordinated Notes due September 15, 2011 (the “Notes”).
     Pursuant to Section 5.10 of the Indenture, the Company hereby gives notice of the proposed merger (the “Merger”) of the Company and Macq Corp., a Massachusetts corporation and a wholly owned subsidiary of Medco Health Solutions, Inc. The Merger is expected to become effective no earlier than October 29, 2007. The Merger will be a Fundamental Change (as defined in the Indenture) and, pursuant to Section 5.01(b)(iii), the Notes may be surrendered for conversion during the period beginning 40 days prior to the effective time of the Merger and ending on the close of business on the second trading day preceding the 30th business day after the effective time of the Merger. Each holder’s right to convert the Notes is conditioned on the closing of the Merger and the Company’s cash settlement of the conversion will be delayed to the extent that the closing of the Merger is delayed. In the event that the Merger is not consummated, the conversion right under Section 5.01(b)(iii) of the Indenture will be terminated and holders will not have any right to convert their Notes pursuant to that section or to receive any make whole amount.
     Please do not hesitate to call Stephen Farrell at (781) 486-8111 with any questions or comments.

Sincerely, POLYMEDICA CORPORATION
By:	/s/ Devin J. Anderson
	Name:	Devin J. Anderson
	Title:	Executive Vice President, General Counsel and Secretary

Cautionary Statement Regarding Forward-Looking Statements
     Information set forth in this document contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Medco and PolyMedica and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Medco’s and PolyMedica’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
     The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of PolyMedica shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; and the ability to obtain governmental approvals of the transaction on the proposed terms and schedule. Additional factors that may affect future results are contained in PolyMedica’s filings with the SEC, which are available at the SEC’s Web site http://www.sec.gov. PolyMedica disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.
ADDITIONAL INFORMATION ABOUT THE ACQUISITION
     This communication and the materials attached hereto may be deemed to be solicitation material in respect of the proposed acquisition of PolyMedica by Medco. In connection with the proposed acquisition, PolyMedica and Medco intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including PolyMedica’s proxy statement on Schedule 14A. Shareholders of PolyMedica are urged to read all relevant documents filed with the SEC, including PolyMedica’s proxy statement, because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and PolyMedica shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from PolyMedica.
     PolyMedica and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of PolyMedica common stock in respect of the proposed transaction. Information about the directors and executive officers of PolyMedica is set forth in PolyMedica’s proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on July 27, 2007. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

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